Exhibit 10.2

Promissory Note

$400,000

December 14, 2020

FOR VALUE RECEIVED, the undersigned, jointly and severally (“Borrowers”), hereby unconditionally promises to pay to the order of AGM Group Holdings Inc., a British Virgin Islands company or its assigns (“Lender”), the principal amount of $400,000 (the “Loan Amount”) as provided in this Promissory Note (this "Note").

1.	This Note shall bear no interest.

2.	On June 30, 2021, a payment in the amount of the then outstanding and unpaid Loan Amount shall become immediately due and payable in full.

3.	Borrowers shall have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note.

4.	This Note is not secured.

5.	If Borrowers fail to pay any amount of the Loan Amount when due, Lender may exercise any or all of its rights, powers, or remedies under the Note or applicable law or available in equity.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth hereof.

Borrowers

Haiyan Huang

Feng Zhi

Yinglu Gao